As Filed with the Securities Exchange Commission on
                  March 24, 2006 Post Effective Amendment No. 1
              to Registration Statement on Form S-8 (No.333-128284)
    ------------------------------------------------------------------------


                                 Post Effective
                               Amendment No. 1 To:
                                    Form S-8
                          Registration Statement Under
                           the Securities Act of 1933

                                  TEXXON INC..
        (Exact name of small business issuer as specified in its charter)

        Oklahoma                    000-49648                 73-1554122
        --------                    ---------                 ----------
(State or other jurisdiction       SEC File No.          (IRS Employer ID No.)
 of incorporation)

                   17623 Sagemont Square Ct., Richmond, TX 77469
          (Address of Principal Executive Offices, Including ZIP Code)


                                 (281) 240-8085
              (Registrant's Telephone Number, Including Area Code)



                            DEREGISTRATION OF SHARES

Effective immediately upon the filing of this Post-Effective Amendment to Form S-8 Registration No.333-128284 (the "Registration Statement") Texxon Inc. (the Registrant") hereby deregisters 2,000,000 shares previously registered for sale for a Director. The deregistered shares represent shares subject to a Directors Agreement that were terminated without having been issued. As a result of an Agreement between the Company and the Director said shares have been terminated.

                                   SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TEXXON, INC.


Dated:      March 24, 2006                         /s/ Benjamin Hansel
          ------------------                    ------------------------------
                                                Benjamin Hansel
                                                Chief Executive Officer